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                                                                   EXHIBIT 10.20



                         AMENDMENT NUMBER EIGHT TO THE
                           BEVERLY ENTERPRISES, INC.
                           EXECUTIVE RETIREMENT PLAN


         Amendment made this 11th day of December, 1997, by Beverly Enterprises, Inc. (the "Corporation").

                              W I T N E S S E T H:


         WHEREAS, during the first week of December, 1997, Beverly Enterprises, Inc. (as in existence prior to the "Transaction" referenced below) (hereinafter referred to as "Old Beverly") transferred its healthcare business to a wholly-owned subsidiary of Old Beverly, i.e., New Beverly Holdings, Inc. ("NBHI"), which was then spun-off to the shareholders of Old Beverly, all pursuant to the Agreement and Plan of Distribution by and between Old Beverly, NBHI and Capstone Pharmacy Services, Inc. ("Capstone") dated as of April 15, 1997; and

         WHEREAS, immediately following such spin-off, Old Beverly merged with and into Capstone, with Capstone as the surviving corporation, all pursuant to the Agreement and Plan of Merger by and between Old Beverly and Capstone dated as of April 15, 1997 (all the aforementioned transactions to be referred to herein collectively as the "Transaction"); and

         WHEREAS, as a result of the Transaction, various employees of Pharmacy Corporation of America ("PCA"), which was a wholly-owned subsidiary of Old Beverly and an affiliate of the Corporation prior to the Transaction, will become part of the Capstone controlled group of corporations; and

         WHEREAS, the Corporation maintains the Beverly Enterprises, Inc. Executive Retirement Plan (the "Plan"); and

         WHEREAS, the Plan provides that a Participant must be employed as of the last day of the Plan Year in order to receive a matching contribution thereunder; and

         WHEREAS, the Corporation desires that all PCA employees who were Participants in the Plan as of the closing date of the Transaction and who are employed by PCA or a PCA affiliate on December 31, 1997 receive a matching contribution under the Plan; and

         WHEREAS, the Corporation desires to change the name of the Plan to the "Beverly Enterprises, Inc. Executive SavingsPlus Plan"; and





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         WHEREAS, the Corporation is empowered and authorized to amend the Plan pursuant to Article VIII thereof;

         NOW, THEREFORE, the Plan is hereby amended in the following respects:

         1. The name of the changed to "Beverly Enterprises, Inc. Executive SavingsPlus Plan."

         2.      The Plan is further amended by changing the first paragraph of
Article I to read as follows:

                 The purpose of the Beverly Enterprises, Inc. Executive SavingsPlus Plan (formerly the Beverly Enterprises, Inc. Executive Retirement Plan)(the "Plan") of Beverly Enterprises, Inc. is to attract and retain highly qualified and loyal executives and managers by providing certain such executives and managers with benefits, a portion of which benefits are in lieu of payment of certain current compensation.

         3. The Plan is further amended by amending section 2.12 to read as follows:

               "Plan" means the Beverly Enterprises, Inc. Executive SavingsPlus Plan, as set forth herein.

         4. Paragraph 5.5 of the Retirement Plan is amended by adding a new paragraph at the end of existing Section 5.5 to read as follows:

                 "Notwithstanding anything to the contrary contained herein, a Change in Control shall not include any transfer to a consolidated subsidiary, reorganization, spin-off, split-up, distribution, or other similar or related transaction(s) or any combination of the foregoing in which the core business and assets of the Company and its subsidiaries (taken as a whole) are transferred to another entity ("Controlled") with respect to which (1) the majority of the Board of Directors of the Company (as constituted immediately prior to such transaction(s)) also serve as directors of Controlled and immediately after such transaction(s) constitute a majority of Controlled's board of directors, and (2) more than 70% of the shareholders of the Company





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                 (immediately prior to such transaction(s)) become shareholders or other owners of Controlled and immediately after the transaction(s) control more than 70% of the ownership and voting rights of Controlled."



         5.      The Plan is further amended by adding Section 5 as follows:

                 Notwithstanding any provisions to the contrary in this Article V, those Plan Participants who will no longer be employed by the Company or another adopting employer affiliated with the Company as of the last day of the 1997 Plan Year, solely as a result of those Transactions which are described in the Agreement and Plan of Distribution by and between Beverly Enterprises, Inc., New Beverly Holdings, Inc. and Capstone Pharmacy Services, Inc., dated as of April 15, 1997, and the Agreement and Plan of Merger by and between Beverly Enterprises, Inc. and Capstone Pharmacy Services, Inc., dated as of April 15, 1997, as determined by the Committee in its sole discretion, and who remain employed by Pharmacy Corporation of America or an affiliate thereof as of December 31, 1997, shall receive a matching contribution in accordance with Section 5.01 hereof, as if still employed by the Company as of the last day of the Plan Year in which such Transactions occur;

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by a duly authorized representative, as of the day and year first written above.

                                                   BEVERLY ENTERPRISES, INC.


                                                   By:
                                                   Its:





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